Amended Schedule 1
Dated August 23, 2013
to the
Investment Advisory Agreement
Touchstone Variable Series Trust
Dated January 1, 1999

Listing of Funds and Advisory Fee Rates

Name of Fund                                     Annual Basic Fee Rate

Touchstone Baron                     1.05% of average daily net assets.
Small Cap Growth
Fund
Touchstone Mid                       0.75% on the first $500 million of
Cap Growth Fund                                average daily net assets;
                                     0.70% on the next $500 million; and
                                     0.65% of assets over $1 billion.
Touchstone Third                     0.80% on the first $100 million of
Avenue Value Fund                              average daily net assets;
                                     0.75% on the next $100 million;
                                     0.70% on the next $100 million; and
                                     0.65% of assets over $300 million.
Touchstone Large Cap                 0.65% on the first $100 million of
Core Equity Fund                               average daily net assets;
                                     0.60% on the next $100 million;
                                     0.55% on the next $100 million; and
                                     0.50% of assets over $300 million.
Touchstone High                      0.50% on the first $100 million of
Yield Fund                                     average daily net assets;
                                     0.45% on the next $100 million;
                                     0.40% on the next $100 million; and
                                     0.35% of assets over $300 million.
Touchstone Core                      0.55% on the first $100 million of
Bond Fund average                                      daily net assets;
                                     0.50% on the next $100 million;
                                     0.45% on the next $100 million; and
                                     0.40% of assets over $300 million.
Touchstone Money                     0.18% of average daily net assets.
Market Fund
Touchstone Conservative      0.25% on the first $50 million of assets;
ETF Fund                     0.23% on the next $50 million of assets; and
                             0.20% on assets greater than $100 million
Touchstone Moderate          0.25% on the first $50 million of assets;
ETF Fund                     0.23% on the next $50 million of assets; and
                             0.20% on assets greater than $100 million
Touchstone Aggressive        0.25% on the first $50 million of assets;
ETF Fund                     0.23% on the next $50 million of assets; and
                             0.20% on assets greater than $100 million
Touchstone Enhanced          0.25% on the first $50 million of assets;
ETF Fund                     0.23% on the next $50 million of assets; and
                             0.20% on assets greater than $100 million

This Amended Schedule 1 to the Investment Advisory Agreement is signed as of the date first set forth above.



TOUCHSTONE VARIABLE SERIES TRUST


By:
/s/ Terrie Wiedenheft
Name: _Terrie Wiedenheft___
Title:   _Treasurer & Controller





TOUCHSTONE ADVISORS, INC.


By:
/s/ Terrie Wiedenheft
Name: _Terrie Wiedenheft___
Title:   _Treasurer & Controller





By:
/s/ Jill McGruder
Name: _Jill McGruder______
Title:   _Treasurer & Controller